Exhibit 99.1
NEWS

FOR IMMEDIATE RELEASE Tuesday, July 25, 2017
COMPANY CONTACT:
Shannon Okinaka, EVP & CFO - (808) 835-3700
Shannon.Okinaka@HawaiianAir.com

INVESTOR RELATIONS CONTACT:
Daniel Wong, Sr. Director - (808) 835-3291
Daniel.Wong@HawaiianAir.com

MEDIA RELATIONS CONTACT:
Alison Croyle, Sr. Director - (808) 835-3886
Alison.Croyle@HawaiianAir.com

Hawaiian Holdings Reports 2017 Second Quarter Financial Results

HONOLULU — July 25, 2017 — Hawaiian Holdings, Inc. (NASDAQ: HA) (“Holdings” or the “Company”), parent company of Hawaiian Airlines, Inc. (“Hawaiian”), today reported its financial results for the second quarter of 2017.

Second Quarter 2017 - Key Financial Metrics
	GAAP	YoY Change	Adjusted	YoY Change
Net Income	$80.4M	+$0.9M	$85.3M	+$20.1M
Diluted EPS	$1.49	+$0.01	$1.58	+$0.37
Pre-tax Margin	19.2%	(2.4) pts.	20.3%	+2.6 pts.

“Our string of outstanding results continued into the second quarter,” said Mark Dunkerley, Hawaiian Airlines president and CEO. “These results have come courtesy of strong demand for the Hawai'i vacation, low fuel prices, moderate industry capacity, and an excellent job done by my colleagues in finding new ways to strengthen our performance. My thanks go to all of Hawaiian's employees who contributed to our terrific financial and operational performance.”

Statistical information, as well as a reconciliation of the non-GAAP financial measures, can be found in the accompanying tables.

Liquidity and Capital Resources

As of June 30, 2017, the Company had:

·                  Unrestricted cash, cash equivalents and short-term investments of $844 million.
·                  Outstanding debt and capital lease obligations of $528 million.

In addition, the Company repurchased approximately 83 thousand shares of common stock for approximately $4.3 million in the second quarter.

Second Quarter 2017 Highlights

People

·      Contributed approximately $8 million to further reduce its pension obligations.
·      Began operating under the 63-month contract ratified in the prior quarter with its pilots represented by the Airline Pilots Association (ALPA).

Operational

·                  Ranked #1 nationally for on-time performance for the months of April and May 2017 as reported in the U.S. Department of Transportation Air Travel Consumer Report.
·                  Relocated operations at Los Angeles International Airport (LAX) from Terminal 2 to Terminal 5.

New routes and increased frequencies

·	Extended seasonal non-stop service between Los Angeles International Airport (LAX) and Kaua’i’s Lihu’e Airport (LIH) to year-round non-stop service.

·
Commenced summer seasonal service with daily non-stop flights from Oakland International Airport (OAK) to Kaua’i’s Lihu’e Airport (LIH), and thrice weekly flights from Los Angeles International Airport (LAX) to Kona International Airport (KOA).

·	Announced expanded service for 2018 between North America and Hawai’i capitalizing on the introduction of the A321neo to Hawaiian’s fleet, including:

·	New non-stop service between Portland International Airport (PDX) and Kahului Airport (OGG) beginning January 2018

·	Extending seasonal non-stop service between Los Angeles International Airport (LAX) and Kona International Airport (KOA) to year-round non-stop service beginning March 2018

·	Extending seasonal non-stop service between Oakland International Airport (OAK) and Kaua’i’s Lihu’e Airport (LIH) to year-round non-stop service beginning April 2018

Product and loyalty

·	Continued remodeling of its A330 fleet with the addition of lie flat premium seats and expanded Extra Comfort capacity.

Fleet and financing

·	Completed a sale-leaseback transaction covering three Boeing 767 aircraft as part of the planned exit from its 767 fleet.

Third Quarter and Full Year 2017 Outlook

The table below summarizes the Company’s expectations for the quarter ending September 30, 2017 and full year ending December 31, 2017, expressed as an expected percentage change compared to the results for the quarter ended September 30, 2016 and full year ended December 31, 2016, as applicable.

The Company is lowering its guidance range for economic fuel cost per gallon for the full year ending December 31, 2017 due to lower than expected year-to-date fuel costs and the forward fuel price curve as of July 14, 2017.

	Third Quarter		Third Quarter
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding Fuel and Special Items (a)	Up 7% to up 10%	Cost per ASM (a)	Up 17.6% to up 21.1%
Operating Revenue Per ASM	Up 4.5% to up 7.5%
ASMs	Up 0.5% to up 2.5%
Gallons of jet fuel consumed	Up 3% to up 5%
Economic fuel cost per gallon (b)(c)	$1.55 to $1.65	Fuel cost per gallon (b)	$1.50 to $1.60

	Full Year		Full Year
Item	2017 Guidance	GAAP Equivalent	2017 Guidance
Cost per ASM excluding Fuel and Special Items (a)	Up 4.5% to up 7.5%	Cost per ASM (a)	Up 3.8% to up 7.2%
ASMs	Up 2% to up 5%
Gallons of jet fuel consumed	Up 4.5% to up 7.5%
Economic fuel cost per gallon (b)(c)	$1.55 to $1.65	Fuel cost per gallon (b)	$1.53 to $1.63

(a) See Table 4 for a reconciliation of operating expenses to operating expenses excluding aircraft fuel and special items.
(b) Economic fuel cost per gallon estimates are based on the July 14, 2017 fuel forward curve.
(c) See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Investor Conference Call

Hawaiian Holdings’ quarterly earnings conference call is scheduled to begin today (July 25, 2017) at 4:30 p.m. Eastern Time (USA). The conference call will be broadcast live over the Internet. Investors may listen to the live audio webcast on the investor relations section of the Company’s website at www.HawaiianAirlines.com. For those who are not available for the live webcast, the call will be archived for 90 days on the investor relations section of the Company's website.

About Hawaiian Airlines

Hawaiian®, the world's most punctual airline as reported by OAG, has led all U.S. carriers in on-time performance for each of the past 13 years (2004-2016) as reported by the U.S. Department of Transportation. Consumer surveys by Condé Nast Traveler, Travel + Leisure and Zagat have ranked Hawaiian among the highest of all domestic airlines serving Hawai‘i.

Now in its 88th year of continuous service, Hawaiian is Hawai‘i’s biggest and longest-serving airline. Hawaiian offers nonstop service to Hawai‘i from more U.S. gateway cities (11) than any other airline, along with service from Japan, South Korea, China, Australia, New Zealand, American Samoa and Tahiti. Hawaiian also provides approximately 170 jet flights daily between the Hawaiian Islands, with a total of more than 250 daily flights system-wide.

Hawaiian Airlines, Inc. is a subsidiary of Hawaiian Holdings, Inc. (NASDAQ: HA). Additional information is available at HawaiianAirlines.com. Follow updates on Twitter about Hawaiian (@HawaiianAir) and its special fare offers (@HawaiianFares), and become a fan on its Facebook page.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company’s current views with respect to certain current and future events and financial performance.  Such forward-looking statements include, without limitation, the Company’s expectations regarding cost per available seat mile, cost per available seat mile excluding fuel and special items, available seat miles, gallons of jet fuel consumed, fuel cost per gallon, and economic fuel cost per gallon each for the quarter ending September 30, 2017 and full year ending December 31, 2017; the Company's expectations regarding operating revenue per available seat mile for the quarter ending September 30, 2017; and statements as to other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing.  Words such as “expects,” “anticipates,” “projects,” “intends,” “plans,” “believes,” “estimates,” variations of such words, and similar expressions are also intended to identify such forward-looking statements.  These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and assumptions relating to the Company’s operations and business environment, all of which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. These risks and uncertainties include, without limitation, the Company’s ability to accurately forecast quarterly and annual results; economic volatility; macroeconomic developments; political developments; the price and availability of aircraft fuel; fluctuations in demand for transportation in the markets in which the Company operates; the Company’s dependence on tourist travel; labor negotiations and related developments; competitive pressures, including the potential impact of rising industry capacity between North America and Hawai‘i; foreign currency exchange rate fluctuations; and the Company’s ability to implement its growth strategy and related cost reduction goals.

The risks, uncertainties and assumptions referred to above that could cause the Company’s results to differ materially from the results expressed or implied by such forward-looking statements also include the risks, uncertainties and assumptions discussed from time to time in the Company’s other public filings and public announcements, including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission.  All forward-looking statements included in this document are based on information available to the Company on the date hereof.  The Company does not undertake to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

Table 1.
Hawaiian Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except for per share data) (unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016 (a)	% Change	2017	2016 (a)	% Change
Operating Revenue:
Passenger	$593,210	$518,572	14.4%	$1,130,800	$1,000,599	13.0%
Other	82,125	76,018	8.0%	158,720	145,171	9.3%
Total	675,335	594,590	13.6%	1,289,520	1,145,770	12.5%
Operating Expenses:
Aircraft fuel, including taxes and delivery	102,774	83,798	22.6%	206,312	153,698	34.2%
Wages and benefits	154,660	130,801	18.2%	305,713	259,362	17.9%
Aircraft rent	34,553	30,066	14.9%	67,688	59,454	13.8%
Maintenance, materials and repairs	52,566	54,585	(3.7)%	111,970	115,089	(2.7)%
Aircraft and passenger servicing	34,751	30,723	13.1%	68,209	59,274	15.1%
Commissions and other selling	32,557	31,425	3.6%	65,738	64,456	2.0%
Depreciation and amortization	27,872	26,988	3.3%	55,340	54,134	2.2%
Other rentals and landing fees	27,438	24,978	9.8%	55,774	49,412	12.9%
Purchased services	28,055	24,543	14.3%	54,692	47,275	15.7%
Special items	4,771	—	—%	23,450	—	—%
Other	32,789	32,731	0.2%	64,791	62,714	3.3%
Total	532,786	470,638	13.2%	1,079,677	924,868	16.7%
Operating Income	142,549	123,952	15.0%	209,843	220,902	(5.0)%
Nonoperating Income (Expense):
Interest expense and amortization of debt discounts and issuance costs	(7,711)	(8,910)		(15,714)	(19,914)
Interest income	1,467	1,087		2,619	1,931
Capitalized interest	2,082	463		3,842	688
Gains (losses) on fuel derivatives	(4,712)	21,087		(13,510)	19,022
Loss on extinguishment of debt	—	(6,643)		—	(9,993)
Other components of net periodic benefit cost	(4,750)	(5,082)		(9,501)	(10,164)
Other, net	433	2,686		3,261	9,272
Total	(13,191)	4,688		(29,003)	(9,158)
Income Before Income Taxes	129,358	128,640		180,840	211,744
Income tax expense	48,925	49,070		63,495	80,708
Net Income	$80,433	$79,570		$117,345	$131,036
Net Income Per Share
Basic	$1.50	$1.48		$2.19	$2.45
Diluted	$1.49	$1.48		$2.18	$2.43
Weighted Average Number of Common Stock Shares Outstanding:
Basic	53,626	53,634		53,595	53,574
Diluted	53,914	53,853		53,948	53,833

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting

Standard Update 2017-07 (ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million and $10.2 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months and six months ended June 30, 2016, respectively.

Table 2.
Hawaiian Holdings, Inc.
Selected Statistical Data (unaudited)

	Three months ended June 30,					Six months ended June 30,
	2017		2016		% Change	2017		2016		% Change
	(in thousands, except as otherwise indicated)					(in thousands, except as otherwise indicated)
Scheduled Operations (a) :
Revenue passengers flown	2,885		2,755		4.7%	5,588		5,401		3.5%
Revenue passenger miles (RPM)	4,099,122		3,846,966		6.6%	7,896,847		7,388,033		6.9%
Available seat miles (ASM)	4,735,335		4,550,964		4.1%	9,256,433		8,917,956		3.8%
Passenger revenue per RPM (Yield)	14.47	¢	13.48	¢	7.3%	14.32	¢	13.54	¢	5.8%
Passenger load factor (RPM/ASM)	86.6%		84.5%		2.1 pt.	85.3 pt.		82.8 pt.		2.5 pt.
Passenger revenue per ASM (PRASM)	12.53	¢	11.39	¢	10.0%	12.22	¢	11.22	¢	8.9%
Total Operations (a) :
Revenue passengers flown	2,886		2,756		4.7%	5,590		5,403		3.5%
Revenue passenger miles (RPM)	4,099,261		3,847,065		6.6%	7,897,754		7,389,122		6.9%
Available seat miles (ASM)	4,735,491		4,551,094		4.1%	9,257,844		8,919,188		3.8%
Operating revenue per ASM (RASM)	14.26	¢	13.06	¢	9.2%	13.93	¢	12.85	¢	8.4%
Operating cost per ASM (CASM)	11.25	¢	10.34	¢	8.8%	11.66	¢	10.37	¢	12.4%
CASM excluding aircraft fuel and special items (b)	8.98	¢	8.50	¢	5.6%	9.18	¢	8.65	¢	6.1%
Aircraft fuel expense per ASM (c)	2.17	¢	1.84	¢	17.9%	2.23	¢	1.72	¢	29.7%
Revenue block hours operated	47,569		44,367		7.2%	92,574		87,093		6.3%
Gallons of jet fuel consumed	64,506		59,697		8.1%	126,244		117,553		7.4%
Average cost per gallon of jet fuel (actual) (c)	$1.59		$1.40		13.6%	$1.63		$1.31		24.4%
Economic fuel cost per gallon (c)(d)	$1.62		$1.55		4.5%	$1.63		$1.54		5.8%

(a)	Includes the operations of the Company's contract carrier under a capacity purchase agreement.

(b)	See Table 4 for a reconciliation of operating expenses to operating expenses excluding aircraft fuel and special items.

(c)	Includes applicable taxes and fees.

(d)	See Table 3 for a reconciliation of GAAP fuel costs to economic fuel costs.

Table 3.
Hawaiian Holdings, Inc.
Economic Fuel Expense
(in thousands, except per-gallon amounts) (unaudited)

The Company believes that economic fuel expense is a good measure of the effect of fuel prices on its business as it most closely approximates the net cash outflow associated with the purchase of fuel for its operations in a period. The Company defines economic fuel expense as GAAP fuel expense plus losses/(gains) realized through actual cash (receipts)/payments received from or paid to hedge counterparties for fuel hedge derivative contracts settled during the period.

	Three months ended June 30,			Six months ended June 30,
	2017	2016	% Change	2017	2016	% Change
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$102,774	$83,798	22.6%	$206,312	$153,698	34.2%
Realized losses (gains) on settlement of fuel derivative contracts	1,902	8,799	(78.4)%	(687)	27,824	(102.5)%
Economic fuel expense	$104,676	$92,597	13.0%	$205,625	$181,522	13.3%
Fuel gallons consumed	64,506	59,697	8.1%	126,244	117,553	7.4%
Economic fuel costs per gallon	$1.62	$1.55	4.5%	$1.63	$1.54	5.8%

	Estimated three months ending September 30, 2017			Estimated full year ending December 31, 2017
	(in thousands, except per-gallon amounts)			(in thousands, except per-gallon amounts)
Aircraft fuel expense, including taxes and delivery	$100,442	to	$109,270	$390,910	to	$428,504
Realized losses on settlement of fuel derivative contracts	3,200		3,200	4,500		4,500
Economic fuel expense	$103,642	to	$112,470	$395,410	to	$433,004
Fuel gallons consumed	66,866	to	68,164	255,103	to	262,427
Economic fuel costs per gallon	$1.55	to	$1.65	$1.55	to	$1.65

Table 4.
Hawaiian Holdings, Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share and CASM data) (unaudited)

The Company evaluates its financial performance utilizing various GAAP and non-GAAP financial measures, including net income, diluted net income per share, CASM, PRASM, RASM, Passenger Revenue per RPM and EBITDAR. Pursuant to Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The adjustments are described below:

•
Changes in fair value of derivative contracts, net of tax, are based on market prices for open contracts as of the end of the reporting period. This line item includes the unrealized amounts of fuel and interest rate derivatives (not designated as hedges) that will settle in future periods and the reversal of prior period unrealized amounts. The Company believes that excluding the impact of these derivative adjustments helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•	Loss on extinguishment of debt, net of tax, is excluded to help investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

•
The collective bargaining charge related to (1) a one-time payment to reduce the future 401K employer contribution for certain pilot groups, and (2) a one-time true up of the pilot vacation accrual at the new negotiated contract rates. The loss on sale of aircraft was a result of a sale-leaseback transaction covering three Boeing 767 aircraft as part of the planned exit from its 767 fleet. These one-time charges are considered special items by the Company and are not expected to represent ongoing expenses. The Company believes that excluding such special items helps investors analyze the Company's operational performance and compare its results to other airlines in the periods presented below.

	Three months ended June 30,				Six months ended June 30,
	2017		2016		2017		2016
	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share	Total	Diluted Per Share
GAAP net income, as reported	$80,433	$1.49	$79,570	$1.48	$117,345	$2.18	$131,036	$2.43
Add: changes in fair value of derivative contracts	2,810	0.05	(29,886)	(0.55)	14,197	0.26	(46,846)	(0.87)
Add: loss on extinguishment of debt	—	—	6,643	0.12	—	—	9,993	0.19
Add: special items
Loss on sale of aircraft	4,771	0.09	—	—	4,771	0.09	—	—
Collective bargaining charge	—	—	—	—	18,679	0.34	—	—
Total special items	4,771	0.09	—	—	23,450	0.43	—	—
Add: tax effect of adjustments	(2,764)	(0.05)	8,832	0.16	(13,764)	(0.26)	14,004	0.26
Adjusted net income	$85,250	$1.58	$65,159	$1.21	$141,228	$2.61	$108,187	$2.01

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016 (a)
Income Before Income Taxes, as reported	$129,358	$128,640	$180,840	$211,744
Add: changes in fair value of derivative contracts	2,810	(29,886)	14,197	(46,846)
Add: loss on extinguishment of debt	—	6,643	—	9,993
Add: special items
Loss on sale of aircraft	4,771	—	4,771	—
Collective bargaining charge	—	—	18,679	—
Total special items	4,771	—	23,450	—
Adjusted Income Before Income Taxes	136,939	105,397	218,487	174,891

Operating Costs per Available Seat Mile (CASM)
The Company has separately listed in the table below its fuel costs per ASM and non-GAAP unit costs, excluding fuel and special items. These amounts are included in CASM, but for internal purposes the Company consistently uses cost metrics that exclude fuel and special items (if applicable) to measure and monitor its costs.

	Three months ended June 30,		Six months ended June 30,
	2017	2016 (a)	2017	2016 (a)
GAAP operating expenses	$532,786	$470,638	$1,079,677	$924,868
Less: aircraft fuel, including taxes and delivery	(102,774)	(83,798)	(206,312)	(153,698)
Loss on sale of aircraft	$(4,771)	$—	$(4,771)	$—
Collective bargaining charge	$—	$—	$(18,679)	$—
Less: special items	$(4,771)	$—	$(23,450)	$—
Adjusted operating expenses - excluding aircraft fuel and special items	$425,241	$386,840	$849,915	$771,170
Available Seat Miles	4,735,491	4,551,094	9,257,844	8,919,188
CASM - GAAP	11.25 ¢	10.34 ¢	11.66 ¢	10.37 ¢
Less: aircraft fuel	(2.17)	(1.84)	(2.23)	(1.72)
Less: special items
Loss on sale of aircraft	(0.10)	—	(0.05)	—
Collective bargaining charge	—	—	(0.20)	—
Total special items	(0.10)	—	(0.25)	—
CASM - excluding aircraft fuel and special items	8.98 ¢	8.50 ¢	9.18 ¢	8.65 ¢

(a) The other components of net benefit cost are required to be presented in the income statement separately from the service cost component and outside a subtotal of income from operations, if one is presented. Accounting Standard Update 2017-07 (ASU 2017-07) is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017, with early adoption only permitted for the Company in the first quarter of 2017, provided all provisions of the ASU are adopted. The Company early adopted this standard during the first quarter of 2017. The adoption of ASU 2017-07 resulted in a reclassification of $5.1 million and $10.2 million from wages and benefits to other components of net periodic benefit cost on the Company's consolidated statement of operations for the three months and six months ended June 30, 2016, respectively.

	Estimated three months ending September 30, 2017			Estimated full year ending December 31, 2017
GAAP operating expenses	$582,372	to	$611,953	$2,154,194	to	$2,291,562
Less: aircraft fuel, including taxes and delivery	(100,442)	to	(109,270)	(390,910)	to	(428,504)
Less: special items
Loss on sale of aircraft	—		—	(4,771)		(4,771)
Collective bargaining charge	—		—	(18,679)		(18,679)
Post retirement benefits related (a)	(54,000)		(54,000)	(54,000)		(54,000)
Adjusted operating expenses - excluding aircraft fuel and special items	$427,930	to	$448,683	$1,685,834	to	$1,785,608
Available Seat Miles	4,919,242	to	5,017,137	18,752,329	to	19,303,868
CASM - GAAP	11.84 ¢	to	12.20 ¢	11.49 ¢	to	11.87 ¢
Less: aircraft fuel	(2.04)	to	(2.18)	(2.08)	to	(2.22)
Less: special items
Loss on sale of aircraft	—	to	—	(0.03)	to	(0.02)
Collective bargaining charge	—	to	—	(0.10)	to	(0.10)
Post retirement benefits related (a)	(1.10)	to	(1.08)	(0.29)	to	(0.28)
Total special items	(1.10)¢		(1.08)¢	(0.42)¢		(0.40)¢
CASM - excluding aircraft fuel and special items	8.70 ¢	to	8.94 ¢	8.99 ¢	to	9.25 ¢
(a) The Company expects to incur charges related to the termination of its Salaried & IAM Merged Pension Plan and the settlement of a portion of its outstanding other post-retirement medical plan obligation with its pilots, which are considered special items by the Company and are not expected to represent ongoing expenses to the

Company. Excluding such special items helps investors analyze the Company's core operational performance and more readily compare its results to other airlines in the periods presented above.

Pre-tax margin
The Company excludes unrealized gains from fuel derivative contracts, losses on extinguishment of debt, and special items from pre-tax margin for the same reasons as described above.

	Three months ended June 30,		Six months ended June 30,
	2017	2016	2017	2016
Pre-Tax Margin, as reported	19.2%	21.6%	14.0%	18.5%
Add: changes in fair value of derivative contracts	0.4%	(5.0)%	1.1%	(4.1)%
Add: loss on extinguishment of debt	—%	1.1%	—%	0.9%
Add: special items
Loss on sale of aircraft	0.7%	—%	0.4%	—%
Collective bargaining charge	—%	—%	1.4%	—%
Total special items	0.7%	—%	1.8%	—%
Adjusted Pre-Tax Margin	20.3%	17.7%	16.9%	15.3%

Leverage ratio
The Company uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to represent long-term financial obligations. The Company excludes unrealized (gains) losses from fuel derivative contracts, losses on extinguishment of debt, and special items from earnings before interest, taxes, depreciation, amortization and rent (EBITDAR) for the reasons as described above. Management believes this metric is helpful to investors in assessing the Company’s overall debt.

	Twelve months ended
	June 30, 2017
Debt and capital lease obligations	$527,511
Plus: Aircraft leases capitalized at 7x last twelve months' aircraft rent	929,593
Adjusted debt and capital lease obligations	$1,457,104

EBITDAR:
Income Before Income Taxes	$362,560
Add back:
Interest and amortization of debt discounts and issuance costs	32,412
Depreciation and amortization	109,334
Aircraft rent	132,799
EBITDAR	$637,105

Adjustments:
Add: changes in fair value of derivative contracts	13,365
Add: loss on extinguishment of debt	480
Add: special items	132,592
Adjusted EBITDAR	$783,542

Leverage Ratio	1.9	x